UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2022
INVENTRUST PROPERTIES CORP.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-40896	34-2019608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3025 Highland Parkway
Downers Grove, Illinois 60515
(Address of Principal Executive Offices)
(855) 377-0510
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	IVT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2022 Annual Bonus Program
On February 23, 2022, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of InvenTrust Properties Corp. (the “Company”) approved the annual bonus program applicable to executive officers for the Company’s 2022 fiscal year (the “2022 Bonus Program”). Under the 2022 Bonus Program, each of Daniel J. Busch, Christy L. David and Michael Phillips (the “executives”), are eligible to earn an annual incentive bonus based on the Company’s achievement of performance goals relating to (1) Core FFO and (2) Same-Property NOI Growth and the applicable executive’s individual performance, which for 2022 will include, among other goals, an ESG component. The weighting of each component of the 2022 Bonus Program is as follows:

Bonus Component	Weighting
Individual Performance	25%
Core FFO	37.5%
Same-Property NOI Growth	37.5%
Grant of New Equity-Based Awards
On February 23, 2022, the Compensation Committee approved the grant to the executives of performance-based restricted stock units (“RSUs”) covering shares of the Company’s common stock and awards of time-based RSUs covering shares of the Company’s common stock (collectively, the “awards”), under the Company’s 2015 Incentive Award Plan (the “Plan”). The following is a brief description of the material terms and conditions of the awards.
Performance-Based RSUs
General. Pursuant to the performance-based RSUs, each executive is eligible to vest in a number of RSUs ranging from 0% to 100% of the total number of RSUs granted (which is equal to the maximum number of RSUs that may be earned), based on the Company’s total shareholder return (“TSR”) measured relative to the total shareholder returns of the companies that comprise the Nareit Shopping Center Index as of the grant date during a three-year performance period commencing on January 1, 2022 (the “Performance Period”), subject to the executive’s continued service with the Company.
Performance Vesting. In the event that the Company’s relative TSR performance is achieved at the “threshold,” “target” or “maximum” level as specified in the applicable award agreement, the performance-based RSUs will become vested with respect to the percentage of such performance-based RSUs set forth below:

Relative TSR Vesting Percentage
Below “Threshold Level”	0%
“Threshold Level”	25%
“Target Level”	50%
“Maximum Level”	100%
If performance falls between the levels specified as “threshold” and “target” or between the levels specified as “target” and “maximum”, such performance vesting percentage will be determined using straight-line linear interpolation between such levels.
Change in Control. In the event that a change in control of the Company occurs prior to the completion of the Performance Period, the executive has not incurred a termination of service prior to such change in control and the awards of performance-based RSUs are not continued, converted, assumed or replaced by the successor or surviving entity in such change in control, then the performance-based RSUs will vest with respect to a number of RSUs equal to the number of RSUs which would have vested based on actual performance levels as of, and assuming the completion of the Performance Period as of the date of such change in control. Any such RSUs that have not fully vested as of the date on which the change in control occurs will be cancelled and forfeited by the executive.
Certain Terminations of Service. If an executive’s service is terminated by the Company other than for “cause,” by the executive for “good reason,” or due to the executive’s death or “disability” (each as defined in the applicable award agreement), in any case, prior to the completion of the Performance Period, the performance-based RSUs will remain outstanding and eligible to vest based on actual performance as of the completion of the Performance Period, prorated based on the number of days during the applicable Performance Period through and including the date of such qualifying termination.

Any such RSUs that do not become fully vested in accordance with the preceding sentence upon the administrator’s determination will be cancelled and forfeited by the executive.
Payment. Any RSUs that become vested will be paid to the executive in whole shares of Company common stock within five days after the applicable vesting date.
Dividend Equivalents. Each performance-based RSU award is granted in tandem with a corresponding dividend equivalent. Each dividend equivalent entitles the executive to receive payments equal to the amount of the dividends paid on each share of common stock underlying RSUs that performance vest. Any dividend equivalent payments that would have been made prior to the date on which the RSU becomes vested will be paid within five days following the date on which the RSU becomes vested. The executive will not be entitled to any dividend equivalent payments with respect to any RSUs do not become vested.
The table below sets forth the target and maximum number of RSUs subject to each performance-based RSU award granted to the executives on February 23, 2022.

Name	Performance-Based RSUs (Target)	Performance-Based RSUs (Maximum)
Daniel J. Busch	62,248	124,496
Christy L. David	29,827	59,654
Michael Phillips	26,845	53,690
Time-Based RSUs
General. The time-based RSU awards are subject to vesting based on the executive’s continued service to the Company. Each vested RSU entitles the executive to receive one share of common stock of the Company.
Vesting. Each award of time-based RSUs will vest as to approximately one-third of the RSUs on each of the first three anniversaries of the applicable vesting commencement date, subject to the executive’s continued service through each applicable vesting date.
Certain Terminations of Service. If an executive’s service is terminated by the Company other than for “cause,” by the executive for “good reason,” in either case, on the date of, or during the twenty-four (24) month period following, a change in control of the Company, or due to the executive’s death or “disability” (each as defined in the applicable award agreement), the time-based RSUs will vest in full upon such termination. Upon an executive’s termination of service for any other reason, any then-unvested RSUs will automatically be cancelled and forfeited by the Executive.
Payment. Any time-based RSUs that become vested will be paid to the applicable executive in whole shares of Company common stock within 60 days after the applicable vesting date.
Dividend Equivalents. Each time-based RSU is granted in tandem with a corresponding dividend equivalent. Each dividend equivalent entitles the executive to receive payments equal to the amount of the dividends paid on the share of common stock underlying the time-based RSUs (whether vested or unvested) to which the dividend equivalent relates. Each payment in respect of a dividend equivalent will be made within 60 days following the applicable dividend payment date. Upon an applicable executive’s termination of service for any reason, the executive will not be entitled to any future dividend equivalent payments with respect to dividends declared on or prior to the date of termination on shares of common stock underlying RSUs that are unvested as of the date of such termination.
The table below sets forth the number of time-based RSUs awarded to each of the executives on February 23, 2022.

Name	Time-Based Vesting RSUs
Daniel J. Busch	30,660
Christy L. David	14,691
Michael Phillips	13,222
The foregoing description of the awards does not purport to be complete and is qualified in its entirety by reference to the Form of Performance-Based Restricted Stock Unit Award Agreement (2022) a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and by reference to the Form of Time-Based Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 10-Q, as filed by the Registrant with the SEC on August 10, 2017).

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Form of Performance-Based Restricted Stock Unit Award Agreement (2022)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVENTRUST PROPERTIES CORP.

Date: February 25, 2022	By:	/s/ Christy L. David
		Name:	Christy L. David
		Title:	Executive Vice President, Chief Operating Officer, General Counsel & Secretary